CONFIDENTIAL DRAFT

Special Committee Discussion Materials

September 30, 2004

Important Information DRAFT

Confidential Material Presented to the Special Committee of the Board of Directors of Johnson Outdoors, Inc.

The following pages contain material that was provided to the Special Committee of the Board of Directors (the “Special Committee”) of Johnson Outdoors Inc. (the “Company”) and is for discussion purposes only. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee and not with a view toward public disclosure. This material is preliminary in nature and contains assumptions and methodologies which may be subject to change.

Table of Contents DRAFT

I. Executive Summary

II. Valuation Discussion Materials

A. Comparable Public Companies Analysis

B. Comparable M&A Transactions Analysis

C. M&A Premiums Paid Analysis

D. Discounted Cash Flow Analysis

E. Leveraged Buyout Analysis

Appendix

A. Valuation Matrix

B. Comparable Public Companies Model

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Executive Summary

Executive Summary

Implied Transaction Multiples

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(in millions, except for per share amounts)

	Transaction Value
Proposed Purchase Price Per Share	$20.10
Basic Shares Outstanding (1)	8.804
CSEs (2)	0.276
Fully Diluted Shares Outstanding	9.080
Equity Value	$182.5
Plus: Debt (3)	67.0
Less: Cash (Reflects Adjustment for Working Capital) (3)	51.0
Enterprise Value	$198.5

JOUT Financial Information (4), (5)		Enterprise Value Multiples
EBITDA		
LTM (8/31/04)	$26.4	7.5x
FY 2004E	27.5	7.2x
CY 2004E	28.1	7.1x
Pro Forma LTM (8/31/04)	28.6	6.9x
Pro Forma FY 2004E	30.1	6.6x
Pro Forma CY 2004E	30.8	6.5x
EBIT		
LTM (8/31/04)	17.7	11.2x
FY 2004E	18.9	10.5x
CY 2004E	19.0	10.4x
Pro Forma LTM (8/31/04)	18.7	10.6x
Pro Forma FY 2004E	20.6	9.6x
Pro Forma CY 2004E	21.0	9.5x
		Equity Value Multiples
Net Income		
LTM (8/31/04)	$7.4	24.6x
FY 2004E	8.6	21.2x
CY 2004E	9.0	20.2x
Pro Forma LTM (8/31/04)	7.9	23.1x
Pro Forma FY 2004E	9.5	19.1x
Pro Forma CY 2004E	10.2	17.8x

(1) Based on 7.582 million shares of Class A and 1.222 million shares of Class B common stock (per 7/2/04 10-Q).

(2) Option information provided by Company and as of 9/15/04; calculation uses the treasury stock method.

(3) As of 8/31/04, provided by the Company. Reflects $16.2 million working capital adjustment.

(4) LTM ended 8/31/04. Fiscal year ending September 30, 2004. YTD financials provided by the Company.

(5) FY 2004E excludes one-time legal settlement recovery ($2.0 million) and estimated expenses related to the current proposed buyout situation ($2.5 million). Pro forma FY 2004E assumes full year impact of Techsonic Industries acquisition.

William Blair & Company

1

Executive Summary

Working Capital Adjustment DRAFT

(in millions, except for per share amounts)

Reviewed quarterly working capital requirements for JOUT and for the comparable public companies for the three years ended December 31, 2003 For purposes of this analysis, working capital is defined as accounts receivable plus inventory less accounts payable Adjusted JOUT 2003 working capital to account for the acquisition of Techsonic Industries, Inc. and related working capital requirements Compared to the comparable public companies as a whole, JOUT exhibits higher peak-to-trough working capital requirements Downward adjustment to cash on hand at August 31, 2004 to reflect the amount by which JOUT’s peak-to-trough working capital requirements exceed that of the comparable public company group Adjustment based on the product of (i) JOUT median (45.8%) less median of comparable public company group (31.4%) equals 14.4% and (ii) average JOUT calendar 2003 working capital of $112.5 million.

Adjustment totals $16.2 million.

Calendar Year Three-Year Average

2001 2002 2003

Comp. Public Co. Group

High 71.4% 68.7% 77.1% 72.4%

Mean 30.0% 41.6% 39.4% 37.0%

Median 19.1% 45.7% 33.0% 31.4%

Low 8.0% 13.9% 20.6% 18.3%

JOUT 42.4% 58.2% 36.9% 45.8%

JOUT Less Median 23.3% 12.5% 3.9% 14.4%

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Valuation Discussion Materials

Valuation Discussion Materials

Valuation Methodologies DRAFT

William Blair performed several analyses each of which is preliminary in nature and contains assumptions and methodologies which may be subject to change

Comparable Public Companies Analysis

Trading multiple analysis based on companies that William Blair considered similar to the Company based on the selected companies’ operations

M&A Transactions Analysis

Transaction multiple analysis based on transactions that William Blair considered similar to the proposed acquisition based on the target operations

Merger Premiums Analysis

Analyzed the merger premiums of domestic public transactions announced since January 1, 2001

Discounted Cash Flow Analysis

Utilized the Company’s fiscal 2005 – 2009 projections to derive free cash flows for the Company and discounted those cash flows, along with a terminal value based on a multiple of 6.0x – 9.0x EBITDA, back to September 30, 2004

Leveraged Buyout Analysis

Utilized the Company’s 2005 – 2009 forecasts to analyze the values that a typical LBO could be completed under established return parameters using five year exit multiples of 6.0x – 9.0x EBITDA

Valuation Discussion Materials

Financial Information Used in Preliminary Valuation DRAFT

The preliminary valuation is based on the following historical financial information:

EBIT and EBITDA as reported in the Company’s public filings (“Reported”)

EBIT and EBITDA as reported in the Company’s public filings adjusted for the acquisition of Techsonic Industries, Inc. (which closed May 5, 2004) assuming such acquisition had closed on October 1, 2003 (“Pro Forma”)

Based on the forecasts obtained from the Company (“Management Forecast”) and the fact that the Company’s historical GAAP EBIT has trailed budgeted EBIT by an average of 20% for the last four fiscal years (i.e, 2001 – 2004), the EBIT in the 2006 – 2009 period has been discounted by a factor of 15% reflecting an alternative scenario (“Alternative Forecast”)

The Management Forecast reflects an favorable adjustment to EBIT and EBITDA of $500,000 in fiscal 2004 related to adjustments for certain budgeted items identified by the Company related to (i) budgeted costs to respond to the bid by the Johnson Group ($2.5 million) offset by (ii) a onetime gain related to a legal settlement ($2.0 million)

Valuation Discussion Materials

Historical and Projected Financial Information DRAFT

Reported Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Historical Fiscal Years Ended September 30, (1) LTM (2) Projected Fiscal Years Ending September 30, (3)

1999 2000 2001 2002 2003 8/31/04 2004 2005 2006 2007 2008 2009

Net Sales $310.2 $354.9 $345.6 $342.5 $315.9 $352.0 $352.6 $365.2 $391.5 $405.6 $420.2 $435.3

Cost of Goods Sold 184.4 212.1 206.9 201.5 187.9 208.7 206.6 207.3 224.1 230.6 237.2 244.0

Gross Profit 125.8 142.8 138.8 141.1 128.0 143.3 146.0 157.9 167.4 175.0 183.0 191.3

Total Operating Expenses 106.3 118.1 123.1 121.3 116.4 125.6 127.1 138.8 140.9 146.0 151.2 156.7

EBIT 19.5 24.7 15.7 19.8 11.6 17.7 18.9 19.1 26.5 29.1 31.8 34.6

Interest Income (0.8) (0.5) (0.4)

Interest Expense 5.2 5.0 5.0

Other (Income) Expense, net (2.5) 0.6 0.1

EBT 9.7 12.6 14.2

Income Tax Expense 4.3 5.2 5.6

Net Income 5.4 7.4 8.6

EBIT 19.5 24.7 15.7 19.8 11.6 17.7 18.9 19.1 26.5 29.1 31.8 34.6

Depreciation and Amortization 12.6 12.5 13.5 9.1 8.2 8.7 8.6 9.9 9.9 9.9 9.9 9.9

EBITDA 32.1 37.2 29.2 28.8 19.8 26.4 27.5 29.0 36.4 39.0 41.7 44.5

Operating Statistics

Net Sales Growth 14.4% (2.6%) (0.9%) (7.8%) 11.6% 3.6% 7.2% 3.6% 3.6% 3.6%

Gross Margin 40.5% 40.2% 40.2% 41.2% 40.5% 40.7% 41.4% 43.2% 42.8% 43.2% 43.6% 43.9%

Operating Expenses as        % of Net Sales 34.3% 33.3% 35.6% 35.4% 36.8% 35.7% 36.0% 38.0% 36.0% 36.0% 36.0% 36.0%

EBITDA Margin 10.4% 10.5% 8.5% 8.4% 6.3% 7.5% 7.8% 7.9% 9.3% 9.6% 9.9% 10.2%

EBIT Margin 6.3% 7.0% 4.5% 5.8% 3.7% 5.0% 5.4% 5.2% 6.8% 7.2% 7.6% 8.0%

EBT Margin 3.1% 3.6% 4.0%

Net Income Margin 1.7% 2.1% 2.4%

(1) Historical fiscal years per JOUT 10-Ks dated 10/3/03 and 9/28/01. (2) LTM financials provided by Company.

(3) 2004-2006 forecasts per Company management. 2007 through 2009 forecasts per Company management guidance.

Valuation Discussion Materials

Projected Financial Information DRAFT

(in millions, except for per share amounts)

A comparison of the Management Forecast and Alternative Forecast follows:

Projected Fiscal Years Ended September 30, 2005 2006 2007 2008 2009

Net Sales $ 365.2 $ 391.5 $ 405.6 $ 420.2 $ 435.3

EBITDA

Management Forecast $ 29.0 $ 36.4 $ 39.0 $ 41.7 $ 44.5 Alternative Forecast 29.0 32.4 34.6 36.9 39.3

EBIT

Management Forecast $ 19.1 $ 26.5 $ 29.1 $ 31.8 $ 34.6 Alternative Forecast 19.1 22.5 24.7 27.0 29.4

EBITDA Margin

Management Forecast 7.9% 9.3% 9.6% 9.9% 10.2% Alternative Forecast 7.9% 8.3% 8.5% 8.8% 9.0%

EBIT Margin

Management Forecast 5.2% 6.8% 7.2% 7.6% 8.0% Alternative Forecast 5.2% 5.8% 6.1% 6.4% 6.8%

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Comparable Public Companies Analysis

Comparable Public Companies Analysis

Comparable Companies Analysis DRAFT

William Blair reviewed the following publicly traded manufacturers of sports and recreational products deemed to be similar to the Company

The comparable companies analysis is preliminary in nature and contains assumptions and methodologies which may be subject to change

($in millions)

Stock Price 9/29/2004 Market Value Enterprise Value

Amer Group $47.16 $1,122.64 $1,274.75

Brunswick Corp 45.19 4,319.21 4,620.91

Callaway Golf Co. 10.61 798.07 782.42

Columbia Sportswear Co. 54.61 2,214.29 1,950.02

Head N V 2.80 104.72 252.09

K2 Inc. 14.15 660.12 842.72

Lowrance Electronics Inc. 24.56 120.61 127.12

Johnson Outdoors 19.28 169.75 196.56

Note: Market Value and Enterprise Value based off of basic shares outstanding.

Comparable Public Companies Analysis

Indexed Stock Price Performance DRAFT

Last Twelve Months

160 150 140 130 120 110 100 90 80

Sep-03

Oct-03

Nov-03

Dec-03

Jan-04

Feb-04

Mar-04

Apr-04

May-04

Jun-04

Jul-04

Aug-04

Sep-04

Feb. 19, 2004: +30.6%

48.5% 29.7% 15.9% 3.8%

Peer Group (+29.7%) Russell 2000 (15.9%) NASDAQ (+3.8%) JOUT (+48.5%)

Note: As of September 29, 2004.

Peer Group: Amer Group, Brunswick Corp., Callaway Golf, Columbia Sportswear, Head N V, K2 Inc., and Lowrance Electronics Inc

Comparable Public Companies Analysis

Preliminary Valuation Multiples DRAFT

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price Relevant Public Company Multiples

Metric (1) JOUT Results $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Min Mean Median Max

As Reported

LTM EBITDA $26.4 6.1x 6.4x 6.8x 7.1x 7.5x 7.8x 7.2x 9.0x 8.9x 13.0x

CY 2004E EBITDA 28.1 5.7x 6.0x 6.4x 6.7x 7.0x 7.4x 7.2x 8.2x 8.4x 9.0x

LTM EBIT 17.7 9.1x 9.6x 10.1x 10.6x 11.2x 11.7x 9.5x 14.4x 13.0x 23.8x

CY 2004E EBIT 19.0 8.5x 8.9x 9.4x 9.9x 10.4x 10.9x 8.5x 11.9x 10.6x 19.8x

LTM Net Income 7.4 19.5x 20.7x 22.0x 23.2x 24.5x 25.7x 13.7x 21.8x 18.8x 34.5x

CY 2004E Net Income 9.0 16.0x 17.0x 18.1x 19.1x 20.1x 21.2x 11.8x 20.4x 16.6x 40.9x

Pro Forma for Techsonic Acq.:

LTM EBITDA $28.6 5.6x 5.9x 6.3x 6.6x 6.9x 7.2x 7.2x 9.0x 8.9x 13.0x

CY 2004E EBITDA 30.8 5.2x 5.5x 5.8x 6.1x 6.4x 6.7x 7.2x 8.2x 8.4x 9.0x

LTM EBIT 18.7 8.6x 9.1x 9.6x 10.1x 10.6x 11.1x 9.5x 14.4x 13.0x 23.8x

CY 2004E EBIT 21.0 7.6x 8.1x 8.5x 9.0x 9.4x 9.9x 8.5x 11.9x 10.6x 19.8x

LTM Net Income 7.9 18.3x 19.5x 20.7x 21.8x 23.0x 24.2x 13.7x 21.8x 18.8x 34.5x

CY 2004E Net Income 10.2 14.1x 15.0x 15.9x 16.9x 17.8x 18.7x 11.8x 20.4x 16.6x 40.9x

(1) LTM ended 8/31/04.

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Comparable M&A Transactions Analysis

Comparable M&A Transactions Analysis

Preliminary List of Selected Transactions

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- William Blair reviewed publicly available transactions for the past three years to identify those transactions that involved the acquisition of companies similar to the Company
- The comparable M&A transactions analysis is preliminary in nature and contains assumptions and methodologies which may be subject to change

($ in millions)

Date Announced	Date Effective	Target	Acquiror	Total Enterprise Value ($MM)	Equity Value ($MM)	Transaction Value to LTM Sales	Transaction Value to LTM EBITDA	Transaction Value to LTM EBIT	Form of Consideration
08/27/03	12/18/03	Bombardier Recreational Products	Bain Capital	$853.3	$874.3	0.51x	8.0x	12.6x	Cash
11/06/03	12/02/03	CamelBak Products	Bear Stearns Merchant Banking	$210.0	NA	NA	7.0x	NA	Cash
12/16/02	03/26/03	Rawlings Sporting Goods	K2 Inc.	$112.5	$73.1	0.66x	11.8x	14.6x	Stock
02/12/03	02/12/03	Remington Arms	Bruckmann, Rosser, Sherrill	$314.1	NA	0.78x	5.3x	6.6x	Cash
06/17/02	09/19/02	Gen-X Sports	Huffy Corporation	$104.9	$54.4	0.77x	12.7x	15.6x	Cash and Stock
08/28/02	09/09/02	Jack Wolfskin	Bain Capital	$59.3	NA	1.06x	8.5x	9.0x	Cash
06/18/01	07/27/01	Koninklijke Gazelle	Gazelle Holding	$122.0	$112.0	0.95x	NA	6.7x	Cash
04/30/01	06/25/01	Riddell Sports	Lincolnshire Management	$67.3	NA	0.75x	NA	9.7x	Cash

	Sales	EBITDA	EBIT
Mean	**0.78x**	**8.9x**	**10.7x**
Median	**0.77x**	**8.3x**	**9.7x**
Maximum	**1.06x**	**12.7x**	**15.6x**
Minimum	**0.51x**	**5.3x**	**6.6x**

William Blair & Company

10

Comparable M&A Transactions Analysis

Preliminary Valuation Multiples DRAFT

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price Relevant Merger & Acquisition Multiples

Metric (1) JOUT Results $16.00 $17.00 $18.00 $19.00 $20.00 $21.00

Min Mean Median Max

As Reported

LTM EBITDA $26.4 6.1x 6.4x 6.8x 7.1x 7.5x 7.8x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 17.7 9.1x 9.6x 10.1x 10.6x 11.2x 11.7x 6.6x 10.7x 9.7x 15.6x

Pro Forma for Techsonic Acq.:

LTM EBITDA $28.6 5.6x 5.9x 6.3x 6.6x 6.9x 7.2x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 18.7 8.6x 9.1x 9.6x 10.1x 10.6x 11.1x 6.6x 10.7x 9.7x 15.6x

(1) LTM ended 2/29/04. Financials adjusted for strategic charges and certain charges highlighted in JOUT 10-Ks. Tax effected at 40%.

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M&A Premiums Paid Analysis

M&a Premiums Paid Analysis

Methodology and Assumptions DRAFT

William Blair analyzed 1,200 domestic public transactions that were announced since January 1, 2001 (through September 26, 2004): All completed transactions (1,200 transactions) All completed transactions between between $100 million and $500 million in transaction value (321 transactions) All completed transactions in which the remaining interest was acquired by a control shareholder (179 transactions) All completed transactions which were “going private” transactions (323 transactions)

William Blair compared the price of each transaction to the closing price of the target stock (i) one day, one week, one month, two months and three months prior to the announcement of the transaction and (ii) to the 52-week average, 52-week high and 52-week low of the target stock prior to the announcement of the transaction

The M&A premiums analysis is preliminary in nature and contains assumptions and methodologies which may be subject to change

M&a Premiums Paid Analysis

Premiums Paid Summary DRAFT

All completed transactions since January 1, 2001

ALL TRANSACTIONS COMPLETED SINCE JANUARY 1, 2001

Premium at Premiums Paid Data Percentile

JOUT Price $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 1200)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 7.2% 27.3% 54.0%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 9.9% 31.7% 60.5%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 11.2% 34.7% 68.4%

Two Months Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% 9.8% 38.3% 81.2%

Three Months Before Announcement 14.41 11.0% 18.0% 24.9% 31.9% 38.8% 45.7% 8.2% 39.7% 81.4%

52 Week Avg. Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% -3.3% 34.1% 68.9%

52 Week High Before Announcement 17.10 -6.4% -0.6% 5.3% 11.1% 17.0% 22.8% -47.5% -7.6% 4.9%

52 Week Low Before Announcement 8.40 90.5% 102.4% 114.3% 126.2% 138.1% 150.0% 66.7% 120.0% 217.3%

Source: Commscan M&A Desk as of September 26, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&a Premiums Paid Analysis

Premiums Paid Summary DRAFT

All completed transactions since January 1, 2001 between between $100 million and $500 million in equity value

SUBSET: TRANSACTION VALUE BETWEEN $100 and $500 MILLION

Premium at Premiums Paid Data Percentile

JOUT Price $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 321)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 9.1% 28.9% 51.1%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 14.9% 31.9% 58.5%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 16.0% 37.8% 68.2%

Two Months Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% 15.8% 40.2% 83.3%

Three Months Before Announcement 14.41 11.0% 18.0% 24.9% 31.9% 38.8% 45.7% 15.4% 42.4% 83.0%

52 Week Avg. Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% 9.3% 37.9% 79.4%

52 Week High Before Announcement 17.10 -6.4% -0.6% 5.3% 11.1% 17.0% 22.8% -32.1% -1.1% 8.0%

52 Week Low Before Announcement 8.40 90.5% 102.4% 114.3% 126.2% 138.1% 150.0% 67.1% 121.5% 222.3%

Source: Commscan M&A Desk as of September 26, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&a Premiums Paid Analysis

Premiums Paid Summary DRAFT

All completed transactions since January 1, 2001 in which the remaining interest was acquired by a control shareholder

SUBSET: REMAINING INTEREST ACQUIRED by a CONTROL SHAREHOLDER

Premium at Premiums Paid Data Percentile

JOUT Price $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 179)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% -1.5% 13.0% 44.7%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% -0.6% 17.3% 45.2%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% -2.1% 18.9% 49.8%

Two Months Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% -10.3% 19.4% 53.4%

Three Months Before Announcement 14.41 11.0% 18.0% 24.9% 31.9% 38.8% 45.7% -18.7% 12.3% 56.8%

52 Week Avg. Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% -23.7% 8.8% 28.6%

52 Week High Before Announcement 17.10 -6.4% -0.6% 5.3% 11.1% 17.0% 22.8% -66.2% -30.0% -6.6%

52 Week Low Before Announcement 8.40 90.5% 102.4% 114.3% 126.2% 138.1% 150.0% 42.7% 80.2% 176.0%

Source: Commscan M&A Desk as of September 26, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&a Premiums Paid Analysis

Premiums Paid Summary DRAFT

All completed transactions since January 1, 2001 which were “going private” transactions

ALL GOING PRIVATE TRANSACTIONS COMPLETED SINCE JANUARY 1, 2001

Premium at Premiums Paid Data Percentile

JOUT Price $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions—Initial Premium to Announcement (Total 323)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 2.9% 25.0% 54.7%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 6.7% 29.5% 61.3%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 9.2% 32.2% 64.2%

Two Months Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% 6.6% 31.7% 62.3%

Three Months Before Announcement 14.41 11.0% 18.0% 24.9% 31.9% 38.8% 45.7% 0.4% 28.7% 62.0%

52 Week Avg. Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% -10.3% 27.8% 56.3%

52 Week High Before Announcement 17.10 -6.4% -0.6% 5.3% 11.1% 17.0% 22.8% -49.7% -15.4% 0.8%

52 Week Low Before Announcement 8.40 90.5% 102.4% 114.3% 126.2% 138.1% 150.0% 60.5% 105.6% 200.0%

All Completed Transactions—Final Premium to Announcement (Total 323)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 4.7% 29.7% 60.7%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 8.2% 32.5% 64.9%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 11.1% 37.6% 70.7%

Two Months Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% 10.6% 35.4% 69.0%

Three Months Before Announcement 14.41 11.0% 18.0% 24.9% 31.9% 38.8% 45.7% 0.8% 33.8% 66.7%

52 Week Avg. Before Announcement 13.84 15.6% 22.8% 30.1% 37.3% 44.5% 51.7% -8.2% 30.3% 62.9%

52 Week High Before Announcement 17.10 -6.4% -0.6% 5.3% 11.1% 17.0% 22.8% -48.4% -14.4% 1.8%

52 Week Low Before Announcement 8.40 90.5% 102.4% 114.3% 126.2% 138.1% 150.0% 64.4% 116.2% 207.7%

Source: Commscan M&A Desk as of September 26, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

DRAFT

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Methodology and Assumptions DRAFT

A discounted cash flow analysis calculates the present value of the Company based upon its future earnings stream and corresponding cash flows

The discounted cash flow analysis is preliminary in nature and contains assumptions and methodologies which may be subject to change

William Blair examined the future earnings and “free cash flows” of the Company through fiscal 2009 based on: Management Forecast Alternative Forecast

William Blair estimated the value of the Company at the end of fiscal year 2009 (“terminal value”) by assuming the Company would be purchased by an independent party based upon a multiple of the projected trailing EBITDA

The sum of the above two components is the preliminary estimate of the Company’s total present value

William Blair assumed the following preliminary valuation parameters: Terminal EBITDA multiples ranging from 6.0x to 9.0x Discount rates ranging from 13.0% to 15.0% Discounted to September 30, 2004

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis DRAFT

Management Forecast

(in millions, except for per share amounts)

Present Value of Enterprise Value

Terminal EBITDA Multiple

Discount Rate 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

13.0% $180.3 $192.4 $204.5 $216.6 $228.6 $240.7 $252.8

13.5% 176.6 188.4 200.2 212.0 223.9 235.7 247.5

14.0% 173.0 184.5 196.1 207.6 219.2 230.8 242.3

14.5% 169.4 180.7 192.0 203.4 214.7 226.0 237.3

15.0% 166.0 177.0 188.1 199.2 210.2 221.3 232.4

Present Value of Per Share Equity Value

Terminal EBITDA Multiple

Discount Rate 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

13.0% $18.09 $19.43 $20.76 $22.09 $23.42 $24.75 $26.08

13.5% 17.68 18.99 20.29 21.59 22.89 24.19 25.49

14.0% 17.28 18.56 19.83 21.10 22.38 23.65 24.92

14.5% 16.89 18.14 19.39 20.63 21.88 23.12 24.37

15.0% 16.51 17.73 18.95 20.17 21.39 22.61 23.83

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis DRAFT

Alternative Forecast

(in millions, except for per share amounts)

Present Value of Enterprise Value

Terminal EBITDA Multiple

Discount Rate 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

13.0% $161.1 $171.8 $182.5 $193.1 $203.8 $214.5 $225.2

13.5% 157.8 168.3 178.7 189.1 199.6 210.0 220.5

14.0% 154.6 164.8 175.0 185.2 195.5 205.7 215.9

14.5% 151.5 161.5 171.4 181.4 191.4 201.4 211.4

15.0% 148.4 158.2 168.0 177.7 187.5 197.3 207.1

Present Value of Per Share Equity Value

Terminal EBITDA Multiple

Discount Rate 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

13.0% $15.98 $17.16 $18.33 $19.51 $20.68 $21.86 $23.03

13.5% 15.62 16.77 17.92 19.07 20.22 21.37 22.52

14.0% 15.26 16.39 17.51 18.64 19.76 20.89 22.01

14.5% 14.92 16.02 17.12 18.22 19.32 20.42 21.52

15.0% 14.58 15.66 16.74 17.81 18.89 19.97 21.04

DRAFT

Leveraged Buyout Analysis

Leveraged Buyout Analysis

Methodology and Assumptions DRAFT

William Blair performed a leveraged buyout analysis of the Company based on: Management Forecast Alternative Forecast

The leveraged buyout analysis is preliminary in nature and contains assumptions and methodologies which may be subject to change

William Blair assumed the following preliminary valuation/capitalization parameters:

Bank debt maximum of 3.5x 2004E EBITDA; subordinated debt maximum of 1.0x 2004E EBITDA

Bank debt interest rate of 6.0%; coupon on subordinated debt of 12.0% Exit multiples ranging from 6.0x to 9.0x EBITDA

18% targeted returns for subordinated debt investors (including warrants) 22.5%—27.5% targeted returns for equity investors

Leveraged Buyout Analysis

Leveraged Buyout Analysis DRAFT

Management Forecast Forecast

(in millions, except for per share amounts)

Enterprise Value

Terminal EBITDA Multiple

Equity IRR 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

22.5% $178.5 $186.5 $194.7 $202.6 $210.7 $218.4 $226.7

25.0% 173.1 180.4 187.4 194.6 201.8 209.0 216.2

27.5% 168.1 174.7 181.3 187.6 194.3 200.8 207.4

Equity Value Per Share

Terminal EBITDA Multiple

Equity IRR 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

22.5% $17.90 $18.78 $19.68 $20.55 $21.44 $22.29 $23.20

25.0% 17.30 18.10 18.88 19.67 20.46 21.25 22.05

27.5% 16.75 17.48 18.20 18.90 19.64 20.35 21.08

Leveraged Buyout Analysis

Leveraged Buyout Analysis DRAFT

Alternative Forecast

(in millions, except for per share amounts)

Enterprise Value

Terminal EBITDA Multiple

Equity IRR 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

22.5% $164.0 $171.1 $178.1 $184.8 $191.3 $198.0 $206.2

25.0% 159.8 166.2 172.6 178.5 184.6 190.3 198.0

27.5% 156.1 161.9 167.6 173.1 178.5 184.0 190.8

Equity Value Per Share

Terminal EBITDA Multiple

Equity IRR 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

22.5% $16.30 $17.08 $17.85 $18.59 $19.31 $20.04 $20.95

25.0% 15.84 16.54 17.25 17.90 18.57 19.20 20.04

27.5% 15.43 16.07 16.70 17.30 17.90 18.50 19.25

DRAFT

Valuation Matrix

Valuation Matrix

Valuation Matrix DRAFT

Reported Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Equity Purchase Price

Price per share $16.00 $17.00 $18.00 $19.00 $20.00 $21.00

Premium to 1 Day Prior -5.6% 0.3% 6.2% 12.1% 18.0% 23.9%

Premium to 1 Week Prior -5.0% 0.9% 6.8% 12.8% 18.7% 24.6%

Premium to 1 Month Prior 0.2% 6.4% 12.7% 19.0% 25.2% 31.5%

Common Shares Outstanding (1) 8.804 8.804 8.804 8.804 8.804 8.804

CSEs (2) 0.231 0.243 0.255 0.266 0.276 0.286

Fully Diluted Share Outstanding 9.035 9.047 9.059 9.070 9.080 9.090

Equity Value $144.6 $153.8 $163.1 $172.3 $181.6 $190.9

Net Debt (3) 16.0 16.0 16.0 16.0 16.0 16.0

Total Value $160.6 $169.8 $179.1 $188.3 $197.6 $206.9

Johnson Outdoors Financials (4)

Total Value / EBITDA

EBITDA

LTM (8/31/04) $26.4 6.1x 6.4x 6.8x 7.1x 7.5x 7.8x

FY 2004E 27.5 5.8x 6.2x 6.5x 6.8x 7.2x 7.5x

CY 2004E 28.1 5.7x 6.0x 6.4x 6.7x 7.0x 7.4x

Pro Forma LTM (8/31/04) 28.6 5.6x 5.9x 6.3x 6.6x 6.9x 7.2x

Pro Forma FY 2004E 30.1 5.3x 5.6x 5.9x 6.2x 6.6x 6.9x

Pro Forma CY 2004E 30.8 5.2x 5.5x 5.8x 6.1x 6.4x 6.7x

Total Value / EBIT

EBIT

LTM (8/31/04) $17.7 9.1x 9.6x 10.1x 10.6x 11.2x 11.7x

FY 2004E 18.9 8.5x 9.0x 9.5x 10.0x 10.5x 10.9x

CY 2004E 19.0 8.5x 8.9x 9.4x 9.9x 10.4x 10.9x

Pro Forma LTM (8/31/04) 18.7 8.6x 9.1x 9.6x 10.1x 10.6x 11.1x

Pro Forma FY 2004E 20.6 7.8x 8.3x 8.7x 9.2x 9.6x 10.1x

Pro Forma CY 2004E 21.0 7.6x 8.1x 8.5x 9.0x 9.4x 9.9x

Equity Value / Net Income

Net Income

LTM (8/31/04) $7.4 19.5x 20.7x 22.0x 23.2x 24.5x 25.7x

FY 2004E 8.6 16.8x 17.9x 18.9x 20.0x 21.1x 22.2x

CY 2004E 9.0 16.0x 17.0x 18.1x 19.1x 20.1x 21.2x

Pro Forma LTM (8/31/04) 7.9 18.3x 19.5x 20.7x 21.8x 23.0x 24.2x

Pro Forma FY 2004E 9.5 15.2x 16.1x 17.1x 18.1x 19.0x 20.0x

Pro Forma CY 2004E 10.2 14.1x 15.0x 15.9x 16.9x 17.8x 18.7x

JOUT Stock Price Prior to 2/20/04 Announcement

1 Day Prior $16.95

1 Week Prior 16.85

1 Month Prior 15.97

(1) Based on 7.582 million shares of Class A and 1.222 million shares of Class B common stock (per 7/2/04 10-Q) (2) Options information provided by Company and as of 9/15/04; calculation uses the treasury stock method.

(3) As of 8/31/04, provided by the Company. Reflects working capital adjustment.

(4) LTM ended 8/31/04.

DRAFT

Comparable Public Companies Model

Comparable Public Companies Model

Comparable Public Companies Detail DRAFT

Stock Price LTM Total Value (1) / 2004 E Total Value

52 Week Change Since Revenue EBITDA EBIT LTM LTM LTM EBITDA EBIT 2004E 2004E Price / Earnings Ratio

Closing Price 09/29/04 Low High 52 Wk High 1/1/04 Market Value (MM) Net Debt (Cash) (MM) Total Value (MM)(1) (MM) (MM) (MM) Revenue EBITDA EBIT (MM) (MM) EBITDA EBIT LTM Cal. 04E Cal. 05E

AMER GROUP $47.16 $33.27 $50.91 -7.4% -12.8% $1,122.6 $152.1 $1,274.8 $1,301.5 $167.3 $121.0 0.98 x 7.6 x 10.5 x $174.0 $146.7 7.3 x 8.7 x 14.2 x 12.0 x 12.0 x

BRUNSWICK CORP 45.19 25.19 45.30 -0.2% 42.0% 4,319.2 301.7 4,620.9 4,745.5 493.8 339.2 0.97 9.4 13.6 582.6 417.6 7.9 11.1 21.0 16.9 13.6

CALLAWAY GOLF CO 10.61 9.85 20.00 -47.0% -37.0% 798.1 (15.7) 782.4 961.9 83.4 32.9 0.81 9.4 23.7 87.2 39.7 9.0 19.7 34.5 40.8 17.4

COLUMBIA SPORTSWEAR CO 54.61 49.22 59.39 -8.0% 0.2% 2,214.3 (264.3) 1,950.0 968.6 218.6 197.3 2.01 8.9 9.9 231.7 206.7 8.4 9.4 17.5 16.5 14.8

HEAD N V 2.80 2.11 3.54 -20.9% 12.0% 104.7 147.4 252.1 456.0 35.1 15.9 0.55 7.2 15.8 NA NA NA NA NMF NMF NMF

K2 INC 14.15 12.60 19.00 -25.5% -7.0% 660.1 182.6 842.7 890.1 65.9 46.4 0.95 12.8 18.2 97.5 77.5 8.6 10.9 30.3 16.3 13.5

LOWRANCE ELECTRONICS IN 24.56 10.79 37.19 -34.0% 20.0% 120.6 6.5 127.1 111.9 15.9 13.3 1.14 8.0 9.6 NA NA NA NA 13.8 NA NA

Minimum -47.0% -37.0% 0.55 x 7.2 x 9.6 x 7.3 x 8.7 x 13.8 x 12.0 x 12.0 x

Mean -20.4% 2.5% 1.06 9.0 14.5 8.3 12.0 21.9 20.5 14.3

Median -20.9% 0.2% 0.97 8.9 13.6 8.4 10.9 19.2 16.5 13.6

Maximum -0.2% 42.0% 2.01 12.8 23.7 9.0 19.7 34.5 40.8 17.4

JOHNSON OUTDOORS INC $19.28 $12.30 $20.21 -4.6% 28.9% $169.7 $26.8 $196.6 $348.9 $30.4 $21.8 0.56 x 6.5 x 9.0 x NA $24.4 NA 8.1 x 17.2 x 13.4 x 12.6 x

Source: Historical data per company filings. Projections represent mean analyst estimates, per Bloomberg.

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest—Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash. LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

Comparable Public Companies Model

Comparable Public Companies Detail

DRAFT

	Gross Profit as a % of Revenue		EBITDA as a % of Revenue		EBIT as a % of Revenue		3 YR CAGR			
	LTM	4 YR Avg	LTM	4 YR Avg	LTM	4 YR Avg	Revenue	EBITDA	EBIT	EPS
AMER GROUP	48.4%	49.1%	12.9%	12.4%	9.3%	9.1%	7.5%	8.6%	9.3%	7.7%
BRUNSWICK CORP	25.1%	21.9%	10.4%	11.3%	7.1%	7.2%	2.7%	-12.9%	-18.3%	-14.9%
CALLAWAY GOLF CO	41.4%	48.2%	8.7%	17.6%	3.4%	12.7%	-0.9%	-12.1%	-18.6%	-15.8%
COLUMBIA SPORTSWEAR CO	48.1%	46.0%	22.6%	21.0%	20.4%	18.7%	15.7%	24.4%	25.4%	26.0%
HEAD N V	39.3%	40.3%	7.7%	9.5%	3.5%	5.3%	2.7%	-20.1%	-39.3%	NMF
K2 INC	31.1%	29.4%	7.4%	7.0%	5.2%	4.6%	2.6%	-1.9%	-5.0%	-17.7%
LOWRANCE ELECTRONICS INC	42.3%	39.5%	14.2%	10.3%	11.9%	7.7%	15.1%	54.4%	75.2%	49.7%
Minimum	25.1%	21.9%	7.4%	7.0%	3.4%	4.6%	-0.9%	-20.1%	-39.3%	-17.7%
Mean	39.4%	39.2%	12.0%	12.7%	8.7%	9.3%	6.5%	5.8%	4.1%	5.8%
Median	41.4%	40.3%	10.4%	11.3%	7.1%	7.7%	2.7%	-1.9%	-5.0%	-3.6%
Maximum	48.4%	49.1%	22.6%	21.0%	20.4%	18.7%	15.7%	54.4%	75.2%	49.7%
JOHNSON OUTDOORS INC	41.3%	40.4%	8.7%	8.8%	6.3%	5.6%	-3.8%	-16.7%	-18.6%	-10.1%

Source: Historical data per company filings.

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.

LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

William Blair & Company
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